UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 26, 2004

                          Commission file number 0-4604

                        CINCINNATI FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Ohio                                    31-0746871
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(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
              or organization)                                 No.)

    6200 S. Gilmore Road, Fairfield, Ohio                   45014-5141
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  (Address of principal executive offices)                  (Zip code)

       Registrant's telephone number, including area code: (513) 870-2000

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ITEM 9. REGULATION FD DISCLOSURE. On April 26, 2004, Cincinnati Financial
Corporation issued a news release entitled "Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings," attached hereto as Exhibit 99.1, which is incorporated herein by reference, announcing that at the company's annual shareholders' meeting on April 24, 2004, all nominees named in the company's Proxy Statement were elected and shareholders ratified the selection of Deloitte & Touche LLP as independent audit firm. At the regular meeting of the board of directors, also held on April 24, the board adopted a code of conduct for the company's directors, officers and associates (to be available at www.cinfin.com by May 4, 2004). The board also announced committee membership for the coming year, in line with the independence requirements of applicable law and the listing standards of Nasdaq.

This report should not be deemed an admission as to the materiality of any information contained in the presentation. The information furnished in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CINCINNATI FINANCIAL CORPORATION

                                 /s/ Kenneth W. Stecher
                                 -----------------------------------------------
                                 Kenneth W. Stecher
                                 Chief Financial Officer, Senior Vice President, Secretary and Treasurer
                                 (Principal Accounting Officer)
                                 April 26, 2004

Exhibit 99.1 -    Cincinnati Financial Corporation Holds Shareholders' and
                  Directors' Meetings